UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 4, 2023

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, 4th Floor, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of NextPlay Technologies, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), at a ratio of 1-for-20 (the “Reverse Split”).

On December 29, 2022, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada (the “Certificate of Change”) to effectuate the Reverse Split of its Common Stock at a ratio of 1-for-20, in accordance with Nevada Revised Statutes (“NRS”) Section 78.209, effective on January 4, 2023. On January 4, 2023, the Company filed a Certificate of Correction (the “Certificate of Correction,” and together with the Certificate of Change, the “Certificates”) with the Secretary of State of the State of Nevada to change the effective date of the Reverse Split from January 4, 2023 to January 6, 2023. As a result, the Reverse Split will become effective on January 6, 2023 at 12:01 a.m. PST (the “Effective Date”). Under Nevada law, the Certificates are deemed to amend the Company’s Articles of Incorporation.

Reason for the Reverse Split

The Company is effecting the Reverse Split to satisfy the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on The Nasdaq Capital Market. As previously disclosed in the Current Report on Form 8-K filed January 28, 2022, on January 26, 2022, the Company received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s Common Stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market, pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rules, the Company was provided 180 calendar days, or until July 25, 2022 (the “Initial Compliance Date”), to regain compliance with the Bid Price Requirement.

Subsequently, as previously disclosed in the Current Report on Form 8-K filed on July 26, 2022, prior to the expiration of the Initial Compliance Date, the Company submitted an extension request to Nasdaq for additional time to regain compliance with the Bid Price Requirement; and, on July 26, 2022, the Company received a notification letter from Nasdaq providing that the Company’s extension request had been granted, and that the Company had an additional 180 calendar days from July 26, 2022, or until January 23, 2023 (the “Extended Compliance Date”), to regain compliance with the Bid Price Requirement.

By effecting the Reverse Split, the Company expects that the closing bid price for the Common Stock will increase above the $1.00 per share requirement to satisfy the deficiency prior to the Extended Compliance Date.

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number.

As of the Effective Date, the Common Stock will begin trading on a split-adjusted basis. In connection with the Reverse Split, the CUSIP number for the Common Stock changed to 65344G 201. The trading symbol for the Company, “NXTP,” will remain unchanged.

Split Adjustment; Treatment of Fractional Shares.

On the Effective Date, the total number of shares of Common Stock authorized for issuance under the Company’s Articles of Incorporation will be divided by 20 and the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split divided by 20. The Company will issue one whole share of Common Stock post Reverse Split to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split, determined at the beneficial owner level by share certificate. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split.

The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding shares of Common Stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company that are outstanding immediately prior to the Reverse Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 20, and multiplying the exercise or conversion price thereof by 20, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

Certificated and Non-Certificated Shares.

Stockholders holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Colonial Stock Transfer Co, Inc. (“Colonial”), at the address set forth below. Colonial will issue a new stock certificate reflecting the Reverse Split to each requesting stockholder.

Colonial can be contacted at:

Colonial Stock Transfer Co, Inc.

66 Exchange Place, 1st Floor

Salt Lake City, UT 84111

(801) 355-5740

Nevada State Filing.

The Company effected the Reverse Split as a result of filing the Certificate of Change with the Secretary of State of the State of Nevada, in accordance with NRS Section 78.209, as amended by the Certificate of Correction. Under Nevada law, the Certificates are deemed to amend the Company’s Articles of Incorporation.

No Stockholder Approval Required.

Under Nevada law, because the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may effect the Reverse Split without stockholder approval if (i) both the number of authorized shares of Common Stock and the number of issued and outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Split; (ii) the Reverse Split does not adversely affect any other class of stock of the Company; and, (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split. As described herein, the Reverse Split complies with the foregoing requirements, and thus, no stockholder approval was required or obtained for the Reverse Split.

Capitalization

As a result of the Reverse Split, each twenty (20) shares of Common Stock will be combined into one (1) share of Common Stock; as a result, the total number of shares of Common Stock authorized for issuance under the Company’s Articles of Incorporation will be reduced from 500,000,000 to 25,000,000 and the number of shares of Common Stock issued and outstanding will be reduced from 118,445,979 shares of Common Stock to approximately 5,922,299 shares of Common Stock. The exact number of shares of Common Stock outstanding after the Reverse Split will depend on the number of fractional shares that are rounded up to the nearest whole share.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from rounding fractional shares up to the next whole share. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

The above description of the Certificate of Change, Certificate of Correction and the Reverse Split is qualified in its entirety by reference to the Certificate of Change and Certificate of Correction, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 5, 2023, the Company issued a press release disclosing the Reverse Split. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report, including Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report, including Exhibit 99.1 attached hereto, or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (“Commission”), reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. Such future results are based upon the Company’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks associated with the Reverse Split and the risks set forth in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change, filed December 29, 2022.

3.2	Certificate of Correction, filed January 4, 2023.

99.1	Press Release, dated January 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: January 5, 2023	By:	/s/ Nithinan Boonyawattanapisut
		Name:	Nithinan Boonyawattanapisut
		Title:	Co-Chief Executive Officer